Exhibit 99.1


    American Telecom Services To Announce Fiscal Fourth Quarter 2006 Results
                              on September 26, 2006

Contact: Company                Investors:                Media:
Bruce Hahn, CEO                 Brett Maas                Daniell Ross
(310) 871-9904                  Hayden Communications     Comunicano, Inc.
(404) 261-7466                  (646) 536-7331            (858) 314-2958
Bruce.Hahn@atsphone.com         brett@haydenir.com        dross@comunicano.com


                              FOR IMMEDIATE RELEASE


City of Industry, California, September 22, 2006 - American Telecom Services Inc. (AMEX: TES), a provider of converged communications solutions, today announced that it will release its fiscal 2006 fourth quarter and full-year results for the period ended June 30, 2006 on Tuesday, September 26, 2006 after the market closes. The Company will host a conference call at 4:45 PM EDT later that day to discuss these results.

For the conference call interested participants should dial 800-632-2975 when calling within the placecountry-regionUnited States or 973-935-8755 when calling internationally. There will be a playback available until October 3. To listen to the playback, please call 877-519-4471 when calling within the placecountry-regionUnited States or 973-341-3080 when calling internationally. Please use pass code 7906050 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at American Telecom's web site at http://www.atsphone.com. The webcast may also be accessed at ViaVid's website at: http://viavid.net/dce.aspx?sid=000035ED. The webcast can be accessed until October 26, 2006 on either site.

About American Telecom Services

American Telecom Services, a leading provider of converged communications solutions, currently offers Digital Clear Internet phone bundles powered by SunRocket (voice-over-Internet-Protocol or "VoIP") and Pay N' Talk prepaid residential long distance services powered by IDT. These services are bundled with ATS' diverse line of custom designed, cordless multi-handset phones. ATS sells its phone/service bundles through major retailers under the "American Telecom", "ATS" "Pay N' Talk" and "Digital Clear" brand names.

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